EXHIBIT 10.1
                                                               EXECUTION COPY


                         SILVER KEY MINING COMPANY, INC.
                              A Nevada Corporation

                         SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of October 16, 2002 (the "Agreement"), is entered into by and among Silver Key Mining Company, Inc. a Nevada corporation (the "Company"), the Stockholders of the Company listed on the signature page attached hereto (collectively the "Principal Stockholders") and Stanford Venture Capital Holdings, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

         WHEREAS, upon the terms and conditions of this Agreement, the Purchaser has agreed to purchase, and the Company wishes to issue and sell, for an aggregate purchase price of $2,200,000 (i) 1,880,342 shares of the Company's Series A $1.17 Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), the terms of which are as set forth in the Certificate of Designation of Series A $1.17 Convertible Preferred Stock attached hereto as Exhibit A (the "Series A Certificate of Designation") and
(ii) warrants (the "Warrants") to purchase an aggregate of 1,880,342 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), which Warrants will be in the form attached hereto as Exhibit B; and

         WHEREAS, the Series A Preferred Stock shall be convertible into shares of Common Stock pursuant to the terms set forth in the Series A Certificate of Designation, and the Warrants may be exercised for the purchase of Common Stock, pursuant to the terms set forth therein; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE

            (a) Purchase of Preferred Stock and the Warrants. Subject to the terms and conditions in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser (i) 1,880,342 shares of Series A Preferred Stock; and (ii) 1,880,342 Warrants, for an aggregate purchase price of $2,200,000, which shall be payable in immediately available funds on the closing dates set forth in the Table of Closing Dates (as shown below).

            (b) Closings. The Series A Preferred Stock and the Warrants to be purchased by the Purchaser hereunder, in the number set forth opposite each of the Closing Dates (as defined below) in the Table of Closing Dates shown below and in definitive form, and in such denominations and such names (provided any name other than the Purchaser shall be an affiliate of Purchaser or an employee of an affiliate of Purchaser) as the Purchaser or its representative, if any, may request the Company upon at least three business days' prior notice of any closing, shall be delivered by or on behalf of the Company for the account of the Purchaser, against payment by the Purchaser of the aggregate purchase price by wire transfer to an account of the Company, by 5:00 PM, Eastern Standard Time on each of the six Closing Dates as set forth below in the Table of Closing Dates, the first of such Closing Dates being referred to herein as the "First Closing Date" and any such closing date being referred to herein as a "Closing Date."

            (c) Table of Closing Dates.

------------------------------- -------------------------- ---------------------------- ------------------------------
                                                           Number of Shares of Series   Warrants to Purchase the
                                                           A Preferred Stock            Number of Shares of Common
Closing Date                    Purchase Price             Transferred                  Stock Transferred
------------------------------- -------------------------- ---------------------------- ------------------------------
October 22, 2002                Six Hundred Thousand       512,820                      512,820
(the "First Closing Date")      United States Dollars
                                ($600,000)
------------------------------- -------------------------- ---------------------------- ------------------------------
November 13, 2002 (the          Three Hundred Thousand     256,410                      256,410
"Second Closing Date")          United States Dollars
                                ($300,000)
------------------------------- -------------------------- ---------------------------- ------------------------------
December 12, 2002 (the "Third   Three Hundred Thousand     256,410                      256,410
Closing Date")                  United States Dollars
                                ($300,000)
------------------------------- -------------------------- ---------------------------- ------------------------------
January 13, 2003 (the "Fourth   Four Hundred Thousand      341,881                      341,881
Closing Date")                  United States Dollars
                                ($400,000)
------------------------------- -------------------------- ---------------------------- ------------------------------
February 13, 2003 (the "Fifth   Three Hundred Thousand     256,410                      256,410
Closing Date")                  United States Dollars
                                ($300,000)
------------------------------- -------------------------- ---------------------------- ------------------------------
March 13, 2003 (the "Final      Three Hundred Thousand     256,410                      256,410
Closing Date")                  United States Dollars
                                ($300,000)
------------------------------- -------------------------- ---------------------------- ------------------------------

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
         2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

            The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

            (a) Qualified Investor. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents,
(ii) able to afford the entire loss of its investment in the Series A Preferred Stock and the Warrants, and (iv) an "Accredited Investor" as defined in Rule 501(a) of Regulation D and knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

            (b) Restricted Securities. The securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. All subsequent offers and sales by the Purchaser of the Note, the Series A Preferred Stock and the Warrants and the Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

            (c) Reliance on Representations. The Purchaser understands that the Series A Preferred Stock and the Warrants are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series A Preferred Stock and the Warrants.

            (d) Access to Information. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

            (e) Legality. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

            (f) Authorization. This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or

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
other similar laws now or hereafter in effect relating to creditors rights generally and to general principles of equity.

            (g) Adequate Resources. The Purchaser, or an affiliate of the Purchaser, has sufficient liquid assets to deliver the aggregate purchase price on each of the Closing Dates as specified in the Table of Closing Dates.

            (h) Investment. The Purchaser is acquiring the Series A Preferred Stock and the Warrants for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Series A Preferred Stock or Warrants. The Purchaser is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the Series A Preferred Stock and the Warrants will bear restrictive legends.

            (i) Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Purchaser (as defined herein), currently threatened against the Purchaser that questions the validity of the Primary Documents (as defined below) or the right of Purchaser to enter into any such agreements or to consummate the transactions contemplated hereby and thereby, nor, to the Knowledge of Purchaser, is there any basis for the foregoing. All references to the "Knowledge" means the actual knowledge of the person in question or the knowledge such person could reasonably be expected to have each after reasonable investigation and due diligence.

            (j) Broker's Fees and Commissions. Neither the Purchaser nor any of its officers, partners, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by the Primary Documents.

         3. REPRESENTATIONS OF THE COMPANY

         The Principal Stockholders, to the best of their Knowledge, and the Company represent and warrant to, and covenant and agree with, the Purchaser that:

            (a) Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted after the Merger (as defined below). The Company has no other interest in any other entities except for Healthcare Quality Systems, Inc ("HQS"). The representations and warranties apply only to the Company and no representations or warranties are made with respect to HQS for any period subsequent to the Merger. The Company is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The minute books and stock record books and other similar records of the Company have been provided or made available to the Purchaser or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books

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
contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company from the date of organization through the date hereof. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Company's Articles of Incorporation, and Bylaws, each as amended through the date hereof. The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws.

            (b) Capitalization. On the date hereof, the authorized capital of the Company consists of: (i) 20,000,000 shares of Common Stock, par value $0.001 per share, of which 1,500,000 shares are issued and outstanding (including 500,000 shares held in escrow pursuant to that certain Escrow Agreement of even date herewith entered into by and between the Company, the Principal Stockholders, and Boylan, Brown, Code, Vigdor & Wilson, LLP, as escrow agent); and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. Schedule 3(b) attached hereto sets forth a complete list of all holders of capital stock of the Company and a complete list of all options, warrants, notes, or any other rights or instruments which would entitle the holder thereof to acquire shares of the Common Stock or other equity interests in the Company upon conversion or exercise, setting forth for each such holder the type of security, number of equity shares covered thereunder, the exercise or conversion price thereof, the vesting schedule thereof (if any), and the issuance date and expiration date thereof. Other than as disclosed in
Schedule 3(b) attached hereto, there are no outstanding rights, agreements, arrangements or understandings to which the Company is a party (written or oral) which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission. Other than disclosed in
Schedule 3(b) attached hereto, there is no agreement, arrangement or understanding between or among any entities or individuals which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to any voting shares of the Company, including without limitation any voting trust agreement or proxy. Schedule 3(b) attached hereto contains a complete and accurate schedule of all the shares subject to "lock-up" or similar agreement or arrangement by which any equity shares are subject to resale restrictions and the Company has provided the Purchaser complete and accurate copies of all such agreements, which agreements are in full force and effect. Except as set forth in Schedule 3(b) attached hereto, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities (as defined below).

            (c) Concerning the Common Stock, the Preferred Stock and the Warrants. The Series A Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants when issued, shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

            (d) Authorized Shares. The Company shall have available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series A Preferred Stock and the exercise of the

Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock and the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series A Preferred Stock and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            (e) Legality. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Series A Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants.

            (f) Transaction Agreements. This Agreement, the Merger Agreement, the Warrants, the Registration Rights Agreement (as defined below), the Lock-Up Agreements (as defined below) the Escrow Agreement, and the Series A Certificate of Designation (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

            (g) Financial Statements. The financial statements and related notes thereto contained in the Company's filings with the Commission (the "Company Financials") are correct and complete in all material respects, comply in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein and are consistent with the books and records of the Company. Except as set forth in the Company Financials, the Company has no material liabilities, contingent or otherwise, other than liabilities disclosed on the balance sheet as of June 30, 2002. Except as disclosed in Schedule 3(g) attached hereto, since January 1, 2001, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

            (h) Commission Filings. The Company has made all filings with the Commission that it has been required to make under the Securities Act and the Exchange Act and has furnished or made available to the Purchaser true and complete copies of all the documents it has filed with the Commission since its inception, all in the forms so filed. As of their respective filing dates, such filings already filed by the Company or to be filed by the Company after the date hereof but before the First Closing Date complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the

Commission promulgated thereunder, as the case may be, and none of the filings with the Commission contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

            (i) Non-Contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Articles of Incorporation or Bylaws, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any of their properties or assets (collectively, "Legal Requirements"), other than those which have been waived or satisfied on or prior to the First Closing Date.

            (j) Approvals and Filings. Other than the completion of the filing of the Series A Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

            (k) Compliance With Legal Requirements. Except as disclosed in
Schedule 3(k) attached hereto, the Company has not violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to the Company, or any of the assets or properties of the Company, where such violation could reasonably be expected to have material adverse effect on the business or financial condition of the Company.

            (l) Absence of Certain Changes. Since August 31, 1999, except as previously disclosed to the Purchaser and listed on Schedule 3(l), there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

            (m) Indebtedness to Officers, Directors and Stockholders. The Company is not indebted to any of the Company's stockholders, officers or directors or their Affiliates in any amount whatsoever (including, without limitation, any deferred compensation, salaries or rent payable).

            (n) Relationships With Related Persons. Except as set forth in
Schedule 3(n) attached hereto, no officer, director, or principal stockholder of

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
the Company nor any Related Person (as defined below) of any of the foregoing has, or since December 31, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company. Except as set forth in Schedule 3(n) attached hereto, no officer, director, or principal stockholder of the Company nor any Related Person of the any of the foregoing is, or since December 31, 1998 has owned an equity interest or any other financial or profit interest in, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the merchandise or services of such company (a "Competing Business") in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 3(n) attached hereto, no director, officer, or principal stockholder of the Company nor any Related Person of any of the foregoing is a party to any Contract with, or has claim or right against, the Company. As used in this Agreement, "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; "Related Person" means, (X) with respect to a particular individual, (a) each other member of such individual's Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

            (o) Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests. Except as disclosed in Schedule 3(o) attached hereto, all material properties and assets reflected in the Company Financials are free and clear of all Encumbrances (as defined below) except liens for current Taxes not yet due. As used in this Agreement, "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            (p) Permits. The Company has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of such company. The Company is not in default in any respect under any of such permits, licenses or similar authority.

            (q) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company, threatened, against or affecting the Company, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents. All references to the "Knowledge of the Company" in this Agreement shall mean the actual knowledge of the Company or the knowledge that the Company could reasonably be expected to have, after reasonable investigation and due diligence.

            (r) No Default. The Company is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

            (s) Taxes.

                (i) All Tax Returns (as defined below) required to have been filed by or with respect to the Company (including any extensions) have been filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority (as defined below), have been paid or accrued on the balance sheet included in the Company's latest filing with the Commission.

                (ii) The Company does not have any material liability for Taxes outstanding other than as reflected in the balance sheet included in the Company's latest filing with the Commission or incurred subsequent to the date of such filing in the ordinary course of business. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for income tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet included in the Company's latest filing with the Commission, and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the First Closing Date.

                (iii) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

                (iv) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

                (v) There has been no action by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, the Company for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company other than liens for Taxes not yet due. Schedule 3(s) attached hereto indicates those Tax Returns, if any, of the Company, that have been audited or examined by Taxing Authorities, and indicates those Tax returns of the Company that currently are the subject of audit or examination. The Company has made available to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since the fiscal year ended December 31, 1998.

                (vi) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company.

                (vii) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

                (viii) Except for the liabilities, if any, of HQS, the Company does not have any liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                (ix) The Company (i) has not agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

                (x) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

                (xi) The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

                (xii) The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a "Tax Return" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; "Tax" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

            (t) Certain Prohibited Activities. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

            (u) Contracts; No Defaults. Schedule (u) attached hereto contains a complete and accurate list, and the Company has made available to the Purchaser true and complete copies, of any Contract of the Company.

As used in this Agreement, "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding; or any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

With respect to each Contract (i) the Company is, and has been, in material compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by it is or was bound; (ii) each other person or entity that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and has been, in material compliance with all applicable terms and requirements of such Contract; (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Company or other person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and (iv) the Company has not given to or received from any other person or entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

Each Contract is valid, in full force, and binding on and enforceable against the other party or parties to such contract in accordance with its terms and provisions.

Except as disclosed on Schedule (u) attached hereto, there are no renegotiation of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any person or entity and no such person or entity has made written demand for such renegotiation.

            (v) Agent Fees. The Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the transactions contemplated by this Agreement.

            (w) Insurance. Schedule (w) attached hereto sets forth a true and correct list of all the insurance policies covering the business, properties and assets of the Company presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured). All of the insurance policies set forth on Schedule (w) attached hereto are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and the Company has not received any written notice of cancellation with respect to any of the policies. Such policies, taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by companies carrying on the same business or businesses as the Company.

            (x) Employees. The Company has no employees and there is no accrued vacation or sick pay due.

            (y) Employee Benefits.

                (i) The Company does not have, and has not at any time since December 31, 1998 had, Plans (as defined below).

As used in this Agreement, "Plan" means (i) each of the "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of
Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

            (z) Private Offering. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Series A Preferred Stock and the Warrants, (ii) the issuance of Common Stock pursuant to the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series A Preferred Stock, the Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series A Preferred Stock or the Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

                  (aa) Mergers, Acquisitions and Divestitures. Except as set forth on Schedule (aa) attached hereto, the Company has never acquired any equity interest in or any major assets of any other Person, or sold the equity interest or any major asset owned by it, in a deal the terms of which were not based on arms' length negotiations. Except as set forth on Schedule (aa) attached hereto, to the Knowledge of the Company, none of the officers and directors of the Company has received any benefit in connection with any of the foregoing transactions or is under any agreement or understanding with any Person (including agreements or understandings among themselves) with respect to the receipt of or entitlement to any such benefit.

                  (bb) Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Purchaser that could (i) reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

         4. CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

            (a) Transfer Restrictions. The Purchaser acknowledges that (i) neither the Series A Preferred Stock, the Warrants nor the Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Series A Preferred Stock, the Warrants or the Common Stock issuable upon conversion, exercise or exchange thereof (collectively, the "Securities") made in reliance upon Rule 144 under the Securities Act ("Rule 144") may be made only in accordance with the terms of said Rule 144. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Series A Preferred Stock and the Warrants.

            (b) Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

         THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

            (c) Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (d) furnish to any holder of the Securities forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

            (d) Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Stock and the exercise of the Warrants.

            (e) Registration Requirement. At the time of the First Closing Date, holders of the Securities and the Company shall execute a registration rights agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

            (f) Lock-Up Agreements. The members (other than the Purchaser) of Provider Acquisition, LLC, a Florida limited liability company, and the Company have executed lock-up agreements (the "Lock-Up Agreements"), substantially in the form of Exhibit D attached hereto. The Company shall not waive any restriction under any of the Lock-Up Agreements or otherwise consent to any such waiver without the express written approval in advance by the Purchaser, which approval can be withheld by the Purchaser in its sole and absolute discretion.

            (g) Return of Certificates on Conversion and Warrants on Exercise.

                (i) Upon any conversion by the Purchaser of less than all of the Series A Preferred Stock pursuant to the terms of the Series A Certificate of Designation, the Company shall issue and deliver to the Purchaser, within seven business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series A Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

                (ii) Upon any partial exercise by the Purchaser of the Warrants, the Company shall issue and deliver to the Purchaser, within seven business days of the date on which the Warrants is exercised, new Warrants representing the number of adjusted shares of Common Stock covered thereby, in accordance with the terms thereof.

            (h) Replacement Certificates and Warrants.

                (i) The certificate(s) representing the shares of the Series A Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of the Series A Preferred Stock as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                (ii) The Warrants will be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

            (i) Approval Rights. From the date hereof and until the Final Closing Date as described in Section 1(c), the Company shall not take any of the following actions without the prior written consent of the Purchaser, in its sole discretion:

                (i) sell a material portion of the assets of the Company or merge the Company into or with another unaffiliated company, except as contemplated hereby;

                (ii) change the certificate of incorporation, bylaws or other charter documents of the Company, except as contemplated hereby;

                (iii) change substantially or materially the nature of the business of the Company;

                (iv) issue any equity securities or securities convertible into equity securities of the Company other than the Series A Preferred Stock and the Warrants pursuant to this Agreement;

                (v) make any acquisition or any capital expenditure or agree to a schedule of spending or payments for assets which, in the aggregate, exceeds or would exceed $200,000 over a consecutive 12-month period, except for the acquisition of inventory or other related assets in the ordinary course of business;

                (vi) enter into any credit facility or incur any material amount of debt, other than incurring obligations for purchases of inventory or other related assets in the ordinary course of business;

                (vii) offer or sell any securities of the Company;

                (viii) expand the number of members of the board of directors of the Company;

                (ix) declare or pay dividends or make any other distribution or redeem securities; or

                (x) enter into or modify a related-party transaction.

            (j) Resignation and Replacement of Board Members. On or before the First Closing Date, the Company's Board of Directors shall resign. The remaining members of the Board of Directors (the "Remaining Board Members") shall fill the newly created Board vacancies with three new members to be selected by the Purchaser (the "New Board Members"). The members of Board of Directors as set forth pursuant to this Section 4(j) shall serve until the next annual meeting of the Company's stockholders.

            (k) Right to Maintain Participation.

                (i) For so long as any shares of the Series A Preferred Stock shall remain outstanding and are held by Purchaser, the Company agrees that prior to any sale and/or issuance by the Company of any shares of Common Stock or any security exercisable for or, convertible into such Common Stock or any security with voting rights (the "Common Equivalents") (other than a sale or issuance excluded from the provisions of this Section 4(k)(i) by the provisions of Section 4(k)(iii)), the Company shall give the Purchaser written notice (the "Notice of Issuance") of the Company's intention to sell and/or issue such Common Stock or Common Equivalents, setting forth the proposed price, quantity and other material terms and conditions under which the Company proposes to make such sale and/or issuance. If and when the Company consummates the sale or issuance of Common Stock or Common Equivalents described in the Notice of Issuance, the Purchaser shall have the right to purchase or otherwise acquire (the "Right to Maintain Participation") a number of shares of Common Stock or Common Equivalents on terms which, subject to this Section 4(k), are at least as favorable to the Purchaser as the terms on which the Company sold or otherwise issued such Common Stock or Common Equivalents to the persons who purchased or otherwise acquired the Common Stock or Common Equivalents referred to in the Notice of Issuance, such that, immediately after the purchase or other acquisition by the Purchaser, Purchaser's ownership of the total number of outstanding shares of Common Stock (assuming the exercise for or conversion of all Common Equivalents into Common Stock) equals the same percentage of the total shares of Common Stock (assuming the exercise for or conversion of all Common Equivalents into Common Stock) as the Purchaser held immediately prior to the sale or issuance described in the Notice of Issuance. The Purchaser shall have 20 days from the giving of the Notice of Issuance (the "Election Date") to notify the Company in writing that Purchaser elects to exercise its Right to

Maintain Participation (the date such notice is received by the Company is hereinafter referred to as the "Notice Date").

                (ii) If the Purchaser elects to exercise its Right to Maintain Participation, the Purchaser and the Company shall use their reasonable best efforts to consummate the purchase or acquisition and sale or issuance of such Common Stock or Common Equivalents within 30 days after the Election Date and, subject to this Section 4(k), the terms of such purchase or acquisition and sale or issuance shall be at least as favorable to the Purchaser as those set forth in the Notice of Issuance. The closing of such transaction shall take place as promptly as practicable after all regulatory approvals required for the consummation of such purchase have been obtained, at such time, on such date, and at such location as the parties shall mutually agree. Payment for such Common Stock or Common Equivalents shall be by wire transfer of immediately available funds to an account designated by the Company by written notice delivered to the Purchaser not less than two business days prior to the scheduled closing of such purchase against delivery of the Common Stock or Common Equivalents at the executive offices of the Company at the time of the scheduled closing therefor. The Company shall take all such action as may reasonably be required by any regulatory authority in connection with the exercise by the Purchaser of the right to purchase Common Stock or Common Equivalents as set forth in this Section 4(k).

                (iii) The right contained in this Section 4(k) shall not apply to the following sales and/or issuances by the Company on or after the date hereof of Common Stock or Common Equivalents:

                      a. Common Stock or Common Equivalents issued to employees, officers, directors and consultants pursuant to any stock option plan, stock incentive or purchase plan or agreement approved by the Company's Board of Directors or Common Stock issued upon exercise of Common Equivalents so issued;

                      b. Common Stock or Common Equivalents issued in connection with or upon exercise or conversion of securities issued in connection with a merger, consolidation, share exchange, or other reorganization or business combination, involving the Company, in which the Company is the acquiring corporation or stockholders of the Company immediately prior to such merger, consolidation or other reorganization or business combination and own securities with a majority of the voting power of the resulting entity;

                      c. Common Stock or Common Equivalents issued pursuant to rights distributed to all holders of Common Stock generally or Common Stock issued upon exercise of such Common Equivalents;

                      d. Common Stock or Common Equivalents issued in connection with any stock split, stock dividend or recapitalization of the Company;

                      e. Common Stock issued pursuant to the exercise of any currently outstanding stock options, warrants or any other securities exchangeable for or convertible into or any other right to acquire shares of Common Stock; and

                      f. Common Stock or Common Equivalents issued in connection with a firmly underwritten public offering, which generates aggregate net proceeds to the Company (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees to the Company's counsel) equal to or exceeding $15,000,000.

                (iv) In the event a Purchaser exercises its Right to Maintain Participation and a dispute arises as to the value of the Common Stock or Common Equivalents that the Purchaser is acquiring to maintain such participation, an independent third party ("Arbitrator") acceptable to both parties shall be selected. The Arbitrator shall determine the consideration the Purchaser will pay for the Common Stock or Common Equivalent and such determination shall be binding, conclusive and final. The Purchaser and the Company shall pay equal shares of all the fees and expenses of the Arbitrator.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SHARES AND THE WARRANT

         The Purchaser understands that the Company's obligation to issue the Series A Preferred Stock and the Warrants on each Closing Date to the Purchaser pursuant to this Agreement is conditioned upon the following, unless waived in writing by the Company:

            (a) The accuracy on each Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on each Closing Date and the performance by the Purchaser on or before each Closing Date of all covenants and agreements of the Purchaser required to be performed on or before each Closing Date.

            (b) The absence or inapplicability on each Closing Date of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, except for any stockholder or Board of Director approval or consent contemplated herein, which shall not have been obtained.

            (c) All regulatory approvals or filings, if any, on each Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of each Closing Date.

            (d) The receipt of good funds (or, in the case of the First Closing Date, the original Note, marked "cancelled") as of each Closing Date as scheduled in the Table of Closings in Section 1(c).

         6. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SHARES AND THE WARRANT

         The Company understands that the Purchaser's obligation to purchase the Series A Preferred Stock and the Warrants on each Closing Date is conditioned upon each of the following, unless waived in writing by the Purchaser:

            (a) The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company's business, assets and liabilities, and the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them.

            (b) The accuracy on each Closing Date of the representations and warranties of the Company contained in this Agreement as if made on such Closing Date, and the performance by the Company on or before such Closing Date of all covenants and agreements of the Company required to be performed on or before the First Closing Date or such other Closing Date.

            (c) The Company shall have executed and delivered to the Purchaser
(i) the Series A Preferred Stock and (ii) the Warrants as scheduled in the Table of Closings in Section 1(c) with respect to each Closing Date.

            (d) On each Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

            (e) All regulatory approvals or filings, if any, necessary to consummate the transactions contemplated by this Agreement shall have been made as of each Closing Date.

            (f) All the parties to the Lock-Up Agreements shall have executed and delivered such agreements.

            (g) The Purchaser shall have received a legal opinion from Boylan, Brown, Code, Vigdor & Wilson, LLP, dated the First Closing Date, in form and content acceptable to the Purchaser.

            (h) The Company shall have received a Closing Certificate substantially in the form attached hereto as Exhibit E.

            (i) On or prior to the First Closing Date, Healthcare Quality Solutions, Inc., a Florida corporation wholly owned by the Company ("HQS"), the Company and Provider Acquisition, LLC, a Florida limited liability company ("PAL") shall have executed a merger agreement acceptable to the Purchaser (the "Merger Agreement") and consummated a merger (the "Merger") pursuant to which PAL shall merge with and into HQS.

            (j) With respect to the Second Closing Date only, the Company shall have reimbursed the Purchaser the expenses incurred in connection with the negotiation or performance of this Agreement pursuant to Section 7 hereof.

         7. FEES AND EXPENSES

         The Company shall bear its own costs, including attorney's fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein and in the Merger Agreement, the Escrow Agreement and the corporate proceedings of the Company in contemplation hereof and thereof, not to exceed $20,000. At the First Closing Date, the Company shall reimburse the Purchaser for all of the Purchaser's reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser.

         8. SURVIVAL

         The agreements, covenants, representations and warranties of the Company, the Purchaser and PAL shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of two years from the date of the Final Closing Date, except that:
(a) the Company's representations and warranties regarding Taxes contained in
Section 3(s) of this Agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 3(s), and

            (b) the Company's representations and warranties contained in
Section 3(b) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the Securities purchased hereunder.

         9. INDEMNIFICATION

            (a) Each of the Company and the Principal Stockholders, jointly and severally, on the one side, and the Purchaser (each in such capacity under this section, the "Indemnifying Party") agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following, whether or not involving a third party claim: (a) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Series A Preferred Stock or Warrants by the Indemnifying Party to the Indemnified Party (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         No indemnification shall be payable in respect of any Indemnified Liability (i) where the claiming Indemnified Party had actual knowledge of or notice from information set forth in the schedules hereto of the facts giving rise to such Indemnified Liability prior to the First Closing Date or (ii) where such Indemnified Party entered into a settlement of an Indemnified Liability without the prior written consent of the applicable Indemnifying Party.

         10. NOTICES

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

         Company:                              Silver Key Mining Company, Inc.
                                               200 South Hoover Boulevard
                                               Building 205
                                               Tampa, Florida 33609
                                               Attention: President
                                               Telephone: 813-282-3303
                                               Facsimile: 813-282-8907

         with a copy to:                       Adorno & Yoss, P.A.
                                               2601 S. Bayshore Drive, Suite 1600
                                               Miami, Florida 33133
                                               Attention: Seth P. Joseph
                                               Telephone:  305-860-7363
                                               Facsimile: 305-858-4777

         Principal Stockholders:               At the address and facsimile set
                                               forth on the signature page.

         Purchaser:                            Stanford Venture Capital Holdings, Inc.
                                               6075 Poplar Avenue
                                               Memphis, TN 38119
                                               Attention: James M. Davis, President
                                               Telephone: (901) 680-5260
                                               Facsimile: (901) 680-5265

         with a copy to:                       Stanford Financial Group
                                               5050 Westheimer
                                               Houston, TX 77056
                                               Attention: Mauricio Alvarado, Esq.
                                               Telephone: (713) 964-5145
                                               Facsimile: (713) 964-5245

         11. GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Miami-Dade County and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         12. MISCELLANEOUS

            (a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

            (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

            (c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

            (d) Construction. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

            (e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Series A Preferred Stock and the Warrants.

            (f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

            (g) Attorneys' Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

            (h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

            (i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.


         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the 16th day of October, 2002.


                                 SILVER KEY MINING COMPANY, INC.



                                 By: /s/ J. Rockwell Smith
                                    --------------------------------------------
                                 Name: J. Rockwell Smith
                                       -----------------------------------------
                                 Title: President
                                        ----------------------------------------


                                 PRINCIPAL STOCKHOLDERS:

                                 /s/ Edward F. Cowle
                                 -----------------------------------------
                                 Edward F. Cowle, an Individual
                                 99 Park Avenue, Suite 2230
                                 New York, NY  10016
                                 Phone: 212-557-4005
                                 Fax: 212-867-6908

                                 /s/ H. Deworth Williams
                                 -----------------------------------------
                                 H. Deworth Williams, an Individual
                                 56 West 400 South Suite 220
                                 Salt Lake City, Utah 84101
                                 Phone: 801-322-3401
                                 Fax: 801-595-0967

                                 /s/ Ronald Rasmussen
                                 -----------------------------------------
                                 Ronald Rasmussen, an Individual
                                 4740 East Warner Road #2
                                 Phoeniz, AZ  85044
                                 Phone: 480-598-3221
                                 Fax: 801-595-0967

                                 /s/ J. Rockwell Smith
                                 -----------------------------------------
                                 J. Rockwell Smith, an
                                 Individual P.O. Box 3303
                                 Park City, UT 84060 Phone:
                                 435-649-5060 Fax:
                                 801-595-0967


                                 STANFORD VENTURE CAPITAL HOLDINGS, INC.


                                 By: /s/ Jim Davis
                                    --------------------------------------
                                 Name: Jim Davis
                                      ------------------------------------
                                 Title: President
                                       -----------------------------------

                                  EXHIBIT INDEX


EXHIBIT A                        CERTIFICATE OF DESIGNATION OF SERIES A
                                 $1.17 CONVERTIBLE PREFERRED STOCK

EXHIBIT B                        FORM OF WARRANT

EXHIBIT C                        REGISTRATION RIGHTS AGREEMENT

EXHIBIT D                        FORM OF LOCK-UP AGREEMENT

EXHIBIT E                        CLOSING CERTIFICATE

                                 SCHEDULE INDEX


Schedule                   Description
--------                   -----------


3(a)                       Organization
3(b)                       Capitalization
3(g)                       Financial Statements
3(k)                       Compliance With Legal Requirements
3(l)                       Absence of Certain Changes
3(n)                       Relationships With Related Persons
3(o)                       Title to Properties; Liens and Encumbrances
3(r)                       No Default
3(s)                       Taxes
3(u)                       Contracts; No Defaults
(w)                        Insurance
(aa)                       Mergers, Acquisitions and Divestitures




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